                                                                     Exhibit 4.2

                                                                  EXECUTION COPY

          FIRST AMENDMENT, dated as of August 3, 2005 (this "Amendment"), to the Credit Agreement, dated as of May 27, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Manor Care, Inc. (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), Bank of America, N.A., as syndication agent, SunTrust Bank, UBS Securities LLC and Merrill Lynch Bank USA, as documentation agents, and JPMorgan Chase Bank, N.A., as administrative agent (the "Administrative Agent").

                                   WITNESSETH:

          WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;

          WHEREAS, the Borrower has requested that the Lenders amend certain terms in the Credit Agreement in the manner provided for herein; and

          WHEREAS, the Administrative Agent and the Lenders are willing to agree to the requested amendments subject to the provisions of this Amendment;

          NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

     1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein as defined terms are so used as so defined.

     2. Amendments to Section 1.01 (Defined Terms). Section 1.01 of the Credit Agreement is hereby amended by:

          (a) inserting the word "equity" between the words "Person's" and "capital" in the definition of "Equity Capital";

          (b) substituting the existing dollar limitation referred to in subclause (ii)(y) of subsection (b) of the definition of "Non-Obligor" as follows: $20,000,000 in lieu of $15,000,000; and

          (c) inserting the following at the end of the definition of "Restricted Payment":

          "For the avoidance of doubt, the term "Restricted Payment" shall not include any payment (whether on account of interest or the purchase, redemption, retirement or otherwise) in respect of the Convertible Notes or any similar security."

     3. Amendment to Section 6.11 (Additional Guarantors). Section 6.11 of the Credit Agreement is hereby amended by substituting the existing dollar limitation referred to in subclause (iii) of subsection (b) as follows:
$20,000,000 in lieu of $15,000,000.

     4. Amendment to Section 7.05 (Restricted Payments). Section 7.05 is hereby amended by deleting the word "and" at the end of clause (d), inserting the word "and" at the end of clause (e) and adding the following clause (f) thereafter:
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          "(f) at any time and from time to time during the 2005 Fiscal Year, make Restricted Payments in an aggregate amount not to exceed $310,000,000;"

     5. Representations and Warranties. On and as of the date hereof, the Borrower hereby confirms that the representations and warranties set forth in
Article V of the Credit Agreement are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

     6. Effectiveness of Amendment. This Amendment shall become effective as of the date of receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower and the Required Lenders.

     7. Continuing Effect; No Other Amendments or Consents. Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments and consent provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent's or the Lenders' willingness to consent to any action requiring consent under any other provisions of the Credit Agreement or the same subsection for any other date or time period.

     8. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

     9. Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto (including by facsimile transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

     10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                        MANOR CARE, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        JPMORGAN CHASE BANK, N.A., as a Lender
                                           and as Administrative Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                            Signature Page to First Amendment to
                                              Manor Care, Inc. Credit Agreement,
                                                        dated as of May 27, 2005

                                        [INSERT LENDER NAME], as a Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                            Signature Page to First Amendment to
                                              Manor Care, Inc. Credit Agreement,
                                                        dated as of May 27, 2005

                                        [INSERT LENDER NAME], as a Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------